UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 8, 2022

Perdoceo Education Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23245	36-3932190
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

231 N. Martingale Rd., Schaumburg, IL	60173
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 781-3600

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	PRDO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Annual Incentive Award Program

On March 8, 2022, the Compensation Committee (the “Committee”) of the Board of Directors of the Perdoceo Education Corporation (the “Company”) approved the 2022 Annual Incentive Plan (the “2022 AIP”).  The 2022 AIP is similar to the Company’s 2021 annual incentive program, using a company-wide adjusted EBITDA performance component (80% weighting) and an individual goals performance component (20% weighting) for the most senior level participants, including the Company’s executive officers.  Achievement of the target level of performance for the adjusted EBITDA performance component results in a payout factor of 100%, with achievement of a threshold adjusted EBITDA performance level required for any payments under the 2022 AIP and a payment cap of 200% of a participant’s AIP target value.  In addition, the payout opportunity for the individual goals performance component will also vary based on the level of achievement of the adjusted EBITDA performance component to further support the achievement of the Company’s business objectives.

A copy of the 2022 AIP is attached as Exhibit 10.1 and is incorporated herein by reference.

Long-Term Incentive Award Structure

On March 8, 2022, the Committee made certain adjustments to the long-term incentive award structure used for 2022 as compared to 2021. Due to the current regulatory and political environment combined with an extremely tight labor market, the Committee made the following revisions to its long-term incentive award structure to enhance retention of key leaders that are instrumental in helping the Company best respond to potentially significant changes that may impact its business:

•

The long-term incentive award mix for the named executive officers changed from 70% performance-based and 30% time-based awards to 50% performance-based and 50% time-based.  In reviewing compensation peer group data, the Committee determined that a 50% performance-based award mix is more in line with the performance-based award mix of its peers.

•

The 2022 performance-based awards will be in the same form, have the same three year cliff vesting schedule, and use the same performance measure as the performance-based awards granted in 2021.  However, for the awards made in 2022, overachievement of the two-year adjusted EBITDA performance measure can result in up to a 200% payout if the third year threshold level of performance is achieved. The Committee added this enhanced payout opportunity in order to provide additional operational incentive to the Company’s leaders.

Other Compensation Matters

On March 8, 2022, the Committee approved revised compensation arrangements for Ashish Ghia, the Company’s Chief Financial Officer.  Mr. Ghia’s base salary was increased 6% to $466,400, effective March 1, 2022.  In addition, his annual long term incentive award target value was increased from 125% to 140% of base salary, effective for 2022.

On March 8, 2022, the Committee approved a form retention bonus award agreement, which is attached as Exhibit 10.2.  The terms of each award to any executive officer will be determined by the Committee and will be set forth in an individual’s award agreement on the attached form.  On March 8, 2022, Ashish Ghia received a retention bonus award pursuant to the attached form in the amount of $352,000.  This retention bonus award is payable in two equal installments on each of March 14, 2023 and 2024 and was made in recognition of the recipient’s contributions and as a retention tool given the recipient’s critical role within the organization.

Item 9.01Financial Statements and Exhibits

(d)Exhibits

The exhibits to this Current Report on Form 8-K are listed in the “Exhibit Index” which is contained herein and incorporated herein by reference.

Exhibit Index

Exhibit Number	Description of Exhibit

*10.1	2022 Annual Incentive Plan
*10.2	Form of Retention Bonus Award Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERDOCEO EDUCATION CORPORATION

By:	/s/ Ashish R. Ghia
Ashish R. Ghia
Senior Vice President and Chief Financial
Officer

Dated:	March 11, 2022

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